As filed with the Securities and Exchange Commission on November 10, 2014

Registration No. 333-199725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLCEUTIX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	30-0565645
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Cummings Center, Suite 151-B

Beverly, MA 01915

(978) 633-3623

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo Ehrlich, Chief Executive Officer

100 Cummings Center, Suite 151-B

Beverly, MA 01915

(978) 633-3623

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clayton E. Parker, Esq.

Matthew L. Ogurick, Esq.

K&L Gates LLP

200 S. Biscayne Boulevard, Suite 3900

Miami, Florida 33131-2399

Telephone: (305) 539-3300

Facsimile: (305) 358-7095

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Cellceutix Corporation is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-199725) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the re-filed Exhibit 5.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, State of Massachusetts, on November 10, 2014.

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich
Name:	Leo Ehrlich
Title:	Chief Executive Officer, Chief Financial Officer,Chairman of the Board, Principal Executive Officer, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this pre-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Leo Ehrlich	Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Principal Executive Officer and Principal Financial and Accounting Officer	November 10, 2014
Leo Ehrlich

/s/ Krishna Menon	President and Director	November 10, 2014
Krishna Menon

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EXHIBIT INDEX

ITEM 16. EXHIBITS

(a) Exhibit index

(1)  The documents set forth below are filed herewith or incorporated herein by reference to the location indicated.

Exhibit No.	Description	Location

2.1	Agreement and Plan of Share Exchange, by and among EconoShare, Inc., Cellceutix Pharma, Inc., and the Shareholders of Cellceutix Pharma, Inc. dated as of December 6, 2007	Exhibit 2.1 to the Current Report on Form 8-K of the Company filed December 12, 2007

4.1	Certificate Of Designations, Rights And Preferences Of The Series A Convertible Preferred Stock, May 9, 2012	Exhibit 3.4 to the Current Report on Form 8-K of the Company filed May 9, 2012

5.1	Opinion of Burton Bartlett & Glogovac	Provided herewith

10.1	Asset Purchase Agreement dated June 29, 2013 with Jeoffrey L. Burtch, Chapter 7 Trustee for the Estates of Polymedix	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on September 4, 2013

10.2	First Amendment to Asset Purchase Agreement Dated August 30, 2013	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on September 4, 2013

10.3	Bankruptcy Court Order Approving the Sale of substantially all the assets of the Estates of Polymedix, Inc. and Polymedix Pharmaceuticals, Inc.	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on September 4, 2013

10.4	Purchase Agreement with Aspire Capital dated October 25, 2013	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on October 28, 2013

10.5	Registration Rights Agreement, dated as of December 06, 2012 by and between the Company and Aspire Capital Fund, LLC.	Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on December 10, 2012

10.6	Registration Rights Agreement with Aspire Capital dated October 25, 2013	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on October 28, 2013

10.7	Employment Agreement Dr. William James Alexander dated October 23, 2014	Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on October 24, 2014

23.1	Consent of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm	Incorporated by reference to the Company's Registration Statement on Form S-3 filed on October 30, 2014

23.2	Consent of Burton Bartlett & Glogovac (contained in Exhibit 5.1)	Included in the opinion filed as Exhibit 5.1 to this Registration Statement

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